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                                                              EXHIBIT 10(viii)





                                                              September 15, 2000




Mr. Seymour Lichtenstein


Dear Seymour:

      We are writing to amend, effective October 1, 2000, the agreement between you and Garan, Incorporated ("Garan") originally entered into as of October 1, 1986, and subsequently amended and restated (the agreement, as amended and restated and now again amended, "Employment and Consulting Agreement"), with respect to your (i) continuing employment by Garan and (ii) retention by Garan as a consultant. We have agreed that:

            A. Section 1.3, Period of Employment, shall be amended to read as follows:

                  "Your employment under this Employment and Consulting Agreement shall be for a term ("Employment Term") ending September 30, 2003 ("Term End")."

            B. Section 3.2, Termination by Garan Other Than for Cause, shall be amended (i) by changing the date in the first paragraph from "October 1, 2000" to "October 1, 2003", and (ii) by changing the date in Paragraph 3.2.b from "September 30, 2000" to September 30, 2003."


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            C.    In all other respects, the Employment and Consulting Agreement shall be unchanged.

      If the foregoing correctly sets forth our agreement, please sign and return the enclosed copy of this letter.


                                          Sincerely,

                                          GARAN, INCORPORATED


                                          By: /s/ Jerald Kamiel
                                             ---------------------------
                                              Jerald Kamiel, President



AGREED AND ACCEPTED:


/s/ Seymour Lichtenstein
----------------------------
    Seymour Lichtenstein